UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2011

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, One Blue Hill Plaza Pearl River, New York 10965

(Address of Principal Executive Offices) (Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2011, Hudson Technologies, Inc. (the "Registrant"), through its subsidiary, Hudson Technologies Company ("HTC"), entered into a Seventh Amendment to the Amended and Restated Loan Agreement (the "Amendment") with Keltic Financial Partners II, LP, successor-in-interest to Keltic Financial Partners, LP ("Keltic") and Bridge Healthcare Finance, LLC ("Bridge"), which amended HTC's existing credit facility with Keltic and Bridge (the "Facility"). As a result of the Amendment, the term of the Facility was extended to June 26, 2012. As of April 19, 2011 the Facility bore interest at 6.5%. At April 19, 2011, the total borrowings under the Facility were approximately $8,341,000. The description of the Amendment in this report does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Seventh Amendment to Amended and Restated Loan Agreement between Hudson Technologies Company, Keltic Financial Partners II, L.P, dated April 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: April 22, 2011	By: /s/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary